Fwd: This Company Uses A.I. to Keep You Ahead of the Storm

1 message

From: **StartEngine** <community@startengine.com>
Date: Thu, May 30, 2024 at 3:02 PM
Subject: This Company Uses A.I. to Keep You Ahead of the Storm
To:

This Offering is eligible for StartEngine's Venture Club

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myradar
Keeping You
Ahead of the Storm
Little Satellites
Big Ideas
ACME

UPDATE OF THE WEEK

Reserve Shares in Acme

Hi Zachary,

The Update of the Week comes from ACME Atronomatic and its patented A.I. methods for MyRadar, an AI-focused software company empowering 15M+ users with up-to-the-minute weather and environmental threats.

Established in 2009, the app is very popular and trusted amongst weather enthusiasts, angsty golfers, and other outdoorsmen. You can now reserve shares before ACME goes live most likely later this year. **See the update.**

Reasons to Invest:

- **15,000,000+** – That's the number of app users so far
- **Shoot for the stars** – The company is planning to build satellites to better observe the world using A.I. software to monitor the planet from above
- **Prize on the horizon?** – MyRadar was recently selected as one of 20 finalists in the XPRIZE Wildfire contest *

Why am I seeing this offering? View how StartEngine promotes offerings ***here***.

View Opportunity

$141,118 Reserved • 79 Investors



ACME AtronOmatic, Inc IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

** This recognition reflects the company's innovation but does not guarantee winning the prize or any financial benefit.*

Fwd: This A.I.-Weather App Already Has 15M Users

1 message

---------- Forwarded message ---------
From: **StartEngine** <community@startengine.com>
Date: Fri, Jul 5, 2024 at 11:06 AM
Subject: This A.I.-Weather App Already Has 15M Users
To:



myradar
Keeping You Ahead of the Storm
Little Satellites Big Ideas
ACME

Reserve Shares Now

Reserve Shares in Acme

Hi Zach Test,

Whether on the golf course, flying across the country, or simply going for a walk, ACME's A.I. technology can be a life-saving tool.

In fact, over 15,000,000 have already used the real-time weather app. Why? Simple really. The company believes it delivers more precise forecasts (just don't tell your local weatherman).

Reasons to Invest:

- **Partnering with the Navy** – Having secured a U.S. Navy Phase I contract, MyRadar is actively pursuing Phase II, which involves crafting a sophisticated A.I. algorithm for comprehensive 4-D cloud prediction

- **Ambitious expansion** – The company is in the early stages of constructing a constellation of satellites to boost global monitoring capabilities through advanced A.I. technology.

- **Featured segment** – MyRadar's team of scientists and engineers was highlighted on *PBS News Hour* discussing the integration of A.I. and the HORIS satellite constellation

Why am I seeing this offering? View how StartEngine promotes offerings ***here***.

View Opportunity

$401,818 Reserved • 277 Investors



ACME AtronOmatic, Inc IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. “RESERVING” SECURITIES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.

Fwd: HORIS-1 Satellite Takes Next Leap for ACME
1 message

---------- Forwarded message ---------
From: **StartEngine** <community@startengine.com>
Date: Mon, Jul 8, 2024 at 3:02 PM
Subject: HORIS-1 Satellite Takes Next Leap for ACME
To:

This Offering is Eligible for StartEngine's Venture Club
Receive 10% bonus shares on each of your investments in companies that participate in the Venture Club program


myradar
Keeping You
Ahead of the Storm
Little Satellites
Big Ideas
ACME

UPDATE OF THE WEEK

Invest in ACME

Hi Zach Test,

The Update of the Week comes from ACME AtronOmatic. The company just took another step towards launching its own satellite into space with the first round testing of its HORIS-1 satellite. **See the update.**

Reasons to Invest:

- **Seen on PBS** – ACME's scientists and engineers were featured in a segment for PBS News Hour to discuss A.I. and the HORIS satellite constellation
- **Shoot for the stars** – The company is planning to build satellites to enhance global weather observation using A.I. software
- **Navy Phase II** – ACME was previously awarded a U.S. Navy Phase I contract and is negotiating for Phase II to develop an advanced A.I. algorithm for full 4-D cloud forecasting

Why am I seeing this offering? View how StartEngine promotes offerings **here**.

View Opportunity

$519,307 Reserved • 339 Investors

ACME AtronOmatic, Inc IS TESTING THE WATERS UNDER TIER 2 OF REGULATION A. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. "RESERVING" SECURITIES IS SIMPLY AN INDICATION OF INTEREST. THERE IS NO BINDING COMMITMENT FOR INVESTORS THAT RESERVE SHARES IN THIS MANNER TO ULTIMATELY INVEST AND PURCHASE THE SHARES RESERVED OF THE COMPANY, OR TO PURCHASE ANY SHARES OF THE COMPANY WHATSOEVER.